Exhibit 10.1

RETIREMENT AGREEMENT

        THIS RETIREMENT AGREEMENT (this “Agreement”) is made and entered into by and between First Indiana Bank, N.A. (“Bank”) and David A. Lindsey (“Employee”), an Indiana resident (collectively, the “Parties”).

        The Parties agree as follows:

        1. Employee has elected to retire effective January 18, 2007 (the “Retirement Date”).

        2. In consideration of the agreements and promises made by Employee and Bank in this Agreement, Bank will pay Employee Two Hundred Fifty-nine Thousand Nine Hundred Fifty-seven Dollars ($259,957) on July 19, 2007; all usual and customary withholding taxes shall be deducted from the foregoing payment.

        3. As of the effective date of this Agreement, all outstanding restricted stock, deferred shares, equity grants (excluding all stock options), and management incentive awards held by or in favor of Employee are cancelled and all of Employee’s rights, benefits, and interests under or pursuant to any of the foregoing are forfeited. Provided however, Employee’s rights and interests in all stock in the First Indiana Corporation Employee Stock Purchase Plan, its 401(k) plan, and all stock options are excluded from any cancellation or forfeiture set forth in this Section 3.

        4. The foregoing payments shall constitute a complete settlement and satisfaction of any and all present or potential claims for loss of wages, including vacation pay and any and all other forms of compensation, bonuses or benefits of employment, reinstatement, severance pay, compensatory damages, punitive damages, declaratory relief, interest, attorneys’ fees, costs, other litigation fees, and any and all other forms of monetary or injunctive relief. After the Retirement Date, Bank shall have no continuing liability to Employee for any compensation or benefits of employment (retirement benefits payable to Employee including but not limited to retiree health insurance and benefits from the defined benefit and other applicable retirement plans are not impacted or modified by this Agreement and Employee’s rights to stock options and stock as set forth in Paragraph 3 also are not affected by this Agreement).

        5. In consideration of the agreements and promises made by Bank in this Agreement, Employee hereby releases and forever discharges Bank, its owners, officers, directors, agents, and attorneys, from any and all claims, demands, contracts, agreements, liabilities, actions, or causes of action which Employee had, has, or may have on account of, arising out of, or related to: (a) Employee’s employment with Bank or the separation of his employment, including without limitation, any and all claims, demands, liabilities, actions or causes of action arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the federal Fair Labor Standards Act of 1938; the federal Age Discrimination in Employment Act of 1967; the federal Americans with Disabilities Act of 1990; the Occupational Safety and Health Act; the Family and Medical Leave Act of 1993; the Equal Pay Act; Indiana’s civil rights statutes; Indiana’s payment-of-wages statutes; and any and all other federal, state and local laws governing terms and conditions of employment, wages and hours, employment discrimination, any and all other matters; and (b) all other matters occurring prior to the effective date of this Agreement.

        6. A breach by Employee of any provision of this Agreement obligates Employee to return to Bank all monies paid out under this Agreement at the time of the breach, and permits

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Bank to pursue any other legal or equitable relief to which it is otherwise entitled as the result of such breach. Employee will be responsible for payment of Bank’s reasonable attorneys’ fees incurred as a result of a successful effort to pursue legal action against Employee in connection with such breach.

        7. This Agreement may not be modified, altered, or changed except upon the express written consent of both Parties in which specific reference is made to this Agreement.

        8. This Agreement sets forth the entire agreement between Employee and Bank with regard to Employee’s separation and fully supersedes any prior agreements or understandings between the Parties with regard to the same subject; provided however, (a) this Agreement shall not supercede, cancel or amend the Employment Agreement by and between Bank and Employee dated as of October 22, 2004 or the Non-Solicitation Agreement by Employee in favor of Bank and First Indiana Corporation dated December 22, 2004 and (b) Section 6 of this Agreement shall not apply to either agreement referenced in (a) of this Section 8. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement except for those set forth in this Agreement.

        9. Each provision and individual covenant of this Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants hereunder.

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        10. Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, agents, and successors in interest to each of the Parties.

        11. This Agreement shall be interpreted in accordance with the laws of the State of Indiana. Exclusive jurisdiction and venue over any and all disputes arising out of or in connection with this Agreement shall be in Marion County, Indiana, or in the United States District Court for the Southern District of Indiana, Indianapolis Division.

        12. Employee expressly agrees and acknowledges as follows: (1) that he understands the terms and conditions of this Agreement; (2) that he has knowingly and voluntarily entered into this Agreement; (3) that he has been advised to consult an attorney in connection with reviewing and entering into this Agreement; (4) that he has been given at least twenty-one (21) days within which to review and consider this Agreement before signing this Agreement; and (5) that this Agreement, when signed by Bank and Employee, shall be legally binding upon the Parties, as well as upon their heirs, assigns, executors, administrators, agents, and successors in interest.

        13. Employee may revoke this Agreement by giving written notice to Bank of such revocation at any time prior to seven (7) days following the date this Agreement is signed by him, and this Agreement shall not become effective or enforceable until the end of this seven (7) day revocation period.

        14. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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        WHEREFORE, intending to be legally bound to each and all of the terms of this Agreement, the Parties hereby execute this Agreement this _______ day of ________ 2006.

CAUTION: READ BEFORE SIGNING	FIRST INDIANA BANK, N.A.

By: _______________________________
__________________________
David A. Lindsey, Individually “Employee”	Its: _______________________________ “Bank”

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STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

        David A. Lindsey, being first duly sworn upon his oath, states and affirms as follows: (1) that he has read the foregoing “Retirement Agreement” and understands its terms and conditions; (2) that he has knowingly and voluntarily entered into this Agreement; (3) that he has been advised to consult an attorney in connection with reviewing and entering into this Agreement; (4) that he has been given a period of at least twenty-one (21) days to review and consider the original draft of this Agreement before signing this Agreement; (5) that he understands that he may revoke this Agreement by providing written notice of revocation to First Indiana Bank within seven (7) days of the date he signs this Agreement; and (6) that he understands that he is legally bound by the terms of this Agreement, even if he chooses not to consult legal counsel or to utilize the full twenty-one (21) days given him to review and consider the Agreement.

_____________________________
David A. Lindsey

        SUBSCRIBED AND SWORN to before me, a Notary Public in and for said County and State, this _______ day of __________, 2006.

My Commission Expires:

______________________
______________________
Notary Public

My County of Residence:	______________________
(Printed Signature)
______________________

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